EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229498), Registration Statement on Form S-3 (No. 333-272026), Registration Statement on Form S-8 (No. 333-262054), Registration Statement on Form S-8 (No. 333-265943), Registration Statement on Form S-8 (No. 333-280738) and related Prospectuses of KORU Medical Systems, Inc. of our report dated March 13, 2024 with respect to the financial statements of KORU Medical Systems, Inc. appearing in this Annual Report on Form 10-K.

/s/ MMQ & Associates, P.C.

Scranton, Pennsylvania

March 12, 2025